EXHIBIT F

                            STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of February 16, 2007, between Lenovo IT Alliance Limited, a British Virgin Islands corporation ("Seller") and Fidelity Asia Ventures Fund L.P., a Bermuda limited partnership and Fidelity Asia Principals Fund L.P., a Bermuda limited partnership (each a "Purchaser" and collectively, "Purchasers").

WHEREAS, Seller is the beneficial owner of shares of common stock, par value USD$0.01 per share (the "Common Stock"), of AsiaInfo Holdings, Inc., a Delaware corporation (the "Company"); and

WHEREAS, Seller wishes to sell to Purchasers, and Purchasers wish to purchase from Seller, an aggregate of 710,618 shares of Common Stock (as may be adjusted equitably to reflect any stock dividends, recapitalizations, stock splits or similar transactions, the "Shares") on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective agreements, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I
                           SALE AND PURCHASE OF SHARES

          1.1  Sale and Purchase of Shares.

          (a) At Closing (as defined below) and on the terms set forth herein, Seller shall sell and deliver to each Purchaser, and each Purchaser shall purchase and accept from Seller, all right, title, and interest of Seller in and to such number of Shares as set forth on Exhibit A hereto, free and clear of all mortgages, liens, pledges, security interests, charges, and other encumbrances ("Liens").

          (b) The closing of the purchase and sale of the Shares shall take place on a date before March 30, 2007 that is mutually agreeable to the parties hereto (such date referred to as the "Closing Date") at the offices of Seller in Hong Kong Special Administrative Region of the People's Republic of China ("Closing").

          1.2 Purchase Price. At Closing, Purchasers shall pay to Seller an aggregate amount equal to USD$5,684,944 for the Shares, which each Purchaser's payment amount specifically set forth on Exhibit A (the "Purchase Price") by wire transfer of immediately available funds to a bank account designated in writing by Seller.

          1.3 Deliveries. At Closing, (i) Seller shall deliver to Purchasers one or more certificates representing the Shares, endorsed in blank or accompanied by duly executed assignment documents in form and substance acceptable to Purchasers; and (ii) Purchasers shall deliver to Seller the Purchase Price in accordance with Section 1.2; provided, however, that in lieu of delivering such certificates representing the Shares to

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Purchasers at Closing as described in item (i) above, subject to the consent of
Purchasers, Seller shall, at Closing, deliver the instruction letter to the Company's transfer agent (as contemplated by Section 4.1 below) with respect to the consummation of the sale and transfer of the Shares as of the Closing Date, in which case all right, title, and interest of Seller in and to such Shares shall be deemed sold and delivered to Purchasers as of the Closing pursuant to this Agreement and such instruction letter, notwithstanding the fact that the actual certificates are not delivered to Purchasers at the Closing. In such event, the parties acknowledge and agree the actual certificates representing the purchased Shares will be issued by the Company's transfer agent to Purchasers as soon as reasonably practicable following the Closing Date.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchasers as of the date hereof as follows:

          2.1 Organization. Seller is an organization of the type referred to in the first paragraph of this Agreement and is duly organized, validly existing, and in good standing under the applicable laws of the jurisdictions specified.

          2.2 Authorization. Seller has the requisite power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by Seller of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by the duly authorized officer of Seller and, assuming the due execution and delivery of this Agreement by Purchasers, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          2.3 Consents and Approvals. Except for filings that may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and obtaining confirmation of Seller's compliance with the Company's "insider trading policy", no consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, or notice to, any federal, state, or foreign court or governmental agency, authority, or body or any instrumentality or political subdivision thereof ("Governmental Entity") or any other person or entity is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement by Seller, the performance by Seller of the transactions contemplated hereby to be performed by it, or the consummation of the transactions contemplated hereby.

          2.4 No Conflicts. The execution and delivery of this Agreement does not, and neither the performance by Seller of the transactions contemplated hereby to be performed by it, nor the consummation of the transactions contemplated hereby, will,

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(i) conflict with the constitutional documents of Seller, (ii) conflict with, result in any violation of, or constitute a default under any material agreement to which Seller is a party, or (iii) to Seller's knowledge, violate any law, rule, or regulation applicable to Seller.

          2.5 Title to Shares. Seller has good and valid title to the Shares. Seller is the record and beneficial owner of the Shares, free and clear of all Liens. The delivery by Seller to Purchasers of the certificate or certificates representing the purchased Shares in accordance with this Agreement will vest such Purchaser with good and valid title to the Shares, free and clear of all Liens; provided, however, that if the parties agree to consummate the sale and transfer of the Shares on the Closing Date without delivery by Seller to Purchasers of the actual certificate or certificates representing the purchased Shares, Purchaser shall be deemed to have acquired good and valid title to the Shares as of the Closing Date pursuant to this Agreement; it being understood that, as soon as reasonably practicable following the Closing, Purchasers shall receive such certificate or certificates representing the purchased Shares from either Seller or the Company's transfer agent (as contemplated pursuant to Section 4.1 below).

          2.6 Exempt from Registration. Based in part on the representations of Purchasers contained in Sections 3.5 and 3.6 of this Agreement, the sale of the Shares hereunder is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").

          2.7 Information. In the course of discussions relating to this Agreement and the transaction contemplated hereby, Seller has not conveyed to Purchasers any material non-public information in respect of the Company and/or the Company's business, operations, pending transactions, financial condition, results of operations, or prospects (collectively, "Non-Public Information").

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchasers hereby represent and warrant to Seller as of the date hereof and as of the Closing Date as follows:

          3.1 Organization. Each Purchaser is an organization of the type referred to in the first paragraph of this Agreement and is duly organized, validly existing, and in good standing under the applicable laws of the jurisdictions specified.

          3.2 Authorization. Each Purchaser has the requisite power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by each Purchaser of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly executed and delivered by a duly authorized officer of each Purchaser and, assuming the due execution and delivery of this Agreement by Seller, constitutes a valid and binding obligation of each Purchaser, enforceable against each Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency,

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reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          3.3 Consents and Approvals. No consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, or notice to, any Governmental Entity is required to be obtained or made by Purchasers in connection with the execution and delivery of this Agreement by Purchasers, the performance by Purchasers of the transactions contemplated hereby to be performed by it, or the consummation of the transactions contemplated hereby, except for any filings that may be required under the Exchange Act.

          3.4 No Conflicts. The execution and delivery of this Agreement does not, and neither the performance by Purchasers of the transactions contemplated hereby to be performed by them, nor the consummation of the transactions contemplated hereby, will, (i) conflict with the constitutional documents of Purchasers, (ii) conflict with, result in any violation of, or constitute a default under any agreement to which Purchasers are a party, or (iii) to each Purchaser's knowledge, violate any law, rule, or regulation applicable to such Purchaser.

          3.5  Securities Law Matters.

          (a) Each Purchaser understands and acknowledges that as of the date hereof the Shares have not been registered under the Securities Act, or the securities laws of any state or foreign jurisdiction, and, unless so registered, may not be offered, sold, transferred, or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction.

          (b) Each Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Each Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit the limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for such securities, the availability of certain current public information about the Company, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being effected through a "brokers transaction" or in a transaction directly with a "market maker," and the number of securities being sold during any three (3) month period not exceeding limitations specified in Rule 144.

          (c) Each Purchaser acknowledges that appropriate legends restricting the transfer of the Shares as aforesaid shall be placed on the stock certificates representing such Shares.

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          (d)  Each Purchaser is an "accredited investor" (as defined in Rule
501(a) of Regulation D under the Securities Act).

          (e) Each Purchaser (i) has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of purchasing the Shares, and (ii) is able to bear the economic risk of an investment in the Shares for an indefinite period, including the risk of a complete loss of any such investment.

          (f) The Shares were not offered to Purchasers in any form of general solicitation or general advertisement and each Purchaser (i) is acquiring the Shares for investment for its own account, and not with a view to, or for sale in connection with, any distribution thereof, (ii) does not have any agreement or understanding, whether or not legally binding, with any other person or entity, to sell, pledge, engage in short sales or other hedging transactions, transfer, or otherwise distribute or dispose of the Shares or any interest therein.

          (g) Each Purchaser understands and acknowledges that Seller may be deemed an "affiliate" of the Company (as defined in Rule 144(a)(1) under the Securities Act).

          3.6  Investigation.

          (a) Each Purchaser believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.

          (b) Each Purchaser acknowledges that (i) it is a sophisticated financial institution engaged in the business of assessing and assuming investment risks in respect of securities, including securities such as the Shares and is hereby voluntarily assuming the risks relating to the transactions contemplated hereby, (ii) it is fully satisfied with the Purchase Price it is paying hereunder to Seller for the Shares, (iii) Seller may in the future enter into discussions with holders of the Company's Common Stock regarding the sale of all or a portion of its other shares of the Company's Common Stock for consideration greater or lesser than or different from the Purchase Price, and/or on terms and conditions different from the terms and conditions set forth herein, (iv) Seller is consummating this transaction with Purchasers in reliance on (A) Purchasers' acknowledgements and representations contained in this Agreement and (B) with Purchasers' understanding and agreement that Seller (or its affiliates) is privy to Non-Public Information that may be material to a reasonable investor, such as Purchasers, and such information has not been provided to Purchasers by Seller or the Company, (v) Seller is under no duty or other obligation to disclose any Non-Public Information to Purchasers, and (vi) as of the date hereof, although the Company has publicly announced its unaudited financial results for the fourth quarter ended December 31, 2006 and the fiscal year ended December 31, 2006 (pursuant to a Current Report on Form 8-K dated January 24, 2007), the Company has not yet filed its Annual Report on Form 10-K for such year-end period.

          (c) Each Purchaser hereby waives and releases to the fullest extent permitted by applicable law any claim or potential claim it has or may have against Seller

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or its officers, directors, stockholders, partners, affiliates, successors, and assigns, relating to any such person's possession of Non-Public Information.

                                   ARTICLE IV
                        SECURITIES LAW COMPLIANCE MATTERS

          4.1 Stock Certificate Legend. In connection with the Closing, Seller shall instruct the Company's transfer agent to provide Purchasers with one or more certificate(s) representing the Shares, with such restrictive legends as may be required under applicable laws, including the following (or a legend substantially similar to the following):

     "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT OR THAT THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT."

          4.2 Securities Law Compliance. Each Purchaser shall not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any Common Stock of the Company, nor will Purchaser engage in, or permit any party on behalf of Purchaser or for the benefit of Purchaser to engage in, any short sale or other hedging transaction that results, or may result, in a disposition of any of the Shares by Purchaser, except pursuant to an effective registration statement under the Securities Act or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction or otherwise in compliance with applicable securities laws.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

           5.1 Condition to Obligations of Each Party. The respective obligations of Seller and Purchasers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to Closing, of each of the following conditions:

          (a) No Government Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) and no other legal or regulatory restraint or prohibition (including any prohibitions on

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sale under the Company's "insider trading policy") shall be in effect, in either case, which has the effect of making the transactions illegal or otherwise preventing the consummation of such transactions.

          5.2 Additional Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Sellers:

          (a) Representations and Warranties. Each representation and warranty of Purchasers shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) Agreements and Covenants. Purchasers shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed and complied with by Purchasers prior to or as of Closing.

          5.3 Additional Conditions to the Obligations of Purchasers. The obligation of Purchasers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Purchaser:

          (a) Representations and Warranties. Each representation and warranty of Seller shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) Agreements and Covenants. Seller shall have performed and complied in all material respects with all agreements and covenants required by this Agreement required to be performed and complied with by Seller prior to or as of Closing.

                                   ARTICLE VI
                                  MISCELLANEOUS

          6.1 Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          6.2 Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          6.3 Entire Agreement: Survival. This Agreement (including the Exhibits attached hereto) constitutes the entire agreement of the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements or understandings between the parties hereto in respect of the subject matter hereof.

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          6.4  Expenses. Each of Seller and Purchasers shall bear all of the expenses (including fees and disbursements of its counsel) incurred by or on behalf of it in connection with the preparation, negotiation, execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

          6.5 Further Assurances. Each party hereto shall execute and deliver all such further and additional instruments and agreements and shall take such further and additional actions, as may be reasonably requested by the other party in order to evidence or carry out the provisions of this Agreement or to consummate the transactions contemplated hereby.

          6.6 Governing Law. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

          6.7 Jurisdiction; Venue. The parties hereto submit to the non-exclusive jurisdiction of the courts of Hong Kong Special Administrative Region of the People's Republic of China, but this Agreement may be enforced by the parties in any court of competent jurisdiction.

          6.8 Notices. Any notice, request, demand, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand delivery, mail (first class, certified mail, postage prepaid), facsimile, or overnight courier if to any party hereto, at the address or facsimile number set forth below such party's name on the signature pages hereto or to such other address or facsimile number as such party shall have last designated by notice to the other parties hereto in accordance with this Section. Notices sent by hand delivery shall be deemed to have been given when received or delivery is refused; notices mailed in accordance with this Section shall be deemed to have been given three days after the date so mailed; notices sent by facsimile shall be deemed to have been given when electronically confirmed; and notices sent by overnight courier shall be deemed to have been given on the next business day after the date so sent.

          6.9 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable under the applicable law of any jurisdiction, (i) the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby, and (ii) such invalid, illegal, or unenforceable provision shall not affect the validity or enforceability of any other provision of this Agreement.

          6.10 No Third-Party Beneficiaries. Nothing express or implied in this Agreement, is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and permitted assigns any right, benefit, or remedy under or by reason of this Agreement.

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          6.11 WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT NOT PROHIBITED BY
APPLICABLE LAW, EACH PARTY HERETO, HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, OR PROCEEDING, DIRECTLY OR INDIRECTLY, AT ANY TIME ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          6.12 Confidentiality. Each party agrees that the terms, conditions and existence of this Agreement, the transactions contemplated by this Agreement, and, after Closing, all information concerning the businesses and affairs of each party that is not already generally available to the public, shall be treated as the confidential information and that no reference to the terms, conditions or existence of this Agreement, the transactions contemplated by this Agreement, or to activities pertaining thereto or concerning the businesses and affairs of each party after Closing may be made by party without the prior written consent of the other party, except: (i) as required by any court or other governmental body; (ii) as otherwise required by law (including pursuant to U.S. federal securities laws with respect to public filings required to be timely made by Seller following the Closing); (iii) to legal counsel; or (v) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement. Without limiting the foregoing, neither party shall issue any statement or communication to any third party (subject to the exceptions set forth in the preceding sentence) regarding the subject matter of this Agreement, the transactions contemplated by this Agreement, including without limitation, if applicable, the termination of this Agreement and the reasons therefor, without the prior written consent of the other party.

          6.13 Conveyance Taxes. Each party hereto shall be liable for, and shall hold the other party hereto harmless from and against, any transfer, sales and use, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes and fees which become payable in connection with the sale and purchase of the Shares pursuant to this Agreement for which such party is primarily liable under applicable law.

          6.14 Independent Advice. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.

                                    * * * * *

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SELLER:                                PURCHASERS:

LENOVO IT ALLIANCE LIMITED             FIDELITY ASIA VENTURES FUND L.P.

By: /s/ Anders Cheung                  By: Fidelity Asia Partners, L.P., its
    -----------------                  General Partner
Name:  Anders Cheung
Title: Vice President
                                       By: FIL Asia Ventures Limited, its
Address: 23/F., Lincoln House,         General Partner
Taikoo Place, 979 King's Road,
Quarry Bay, Hong Kong                  By: /s/ Graham Seed
                                           ---------------------
                                       Name:  Graham Seed
                                       Title: Alternate Director

Facsimile No.: (852) 2516 5397
Attention:  Mr. Anders Cheung          c/o Fidelity Asia Ventures
                                       17/F, One International Finance Centre,
                                       1 Harbour View Street
                                       Central, Hong Kong,
                                       Facsimile No.: (852) 2509 0371
                                       Attention:

                                       FIDELITY ASIA PRINCIPALS FUND L.P.

                                       By: Fidelity Asia Partners, L.P., its
                                       General Partner

                                       By: FIL Asia Ventures Limited, its
                                       General Partner

                                       By: /s/ Graham Seed
                                           ---------------------
                                       Name:  Graham Seed
                                       Title: Alternate Director

                                       Address: c/o Fidelity Asia Ventures
                                       17/F, One International Finance Centre,
                                       1 Harbour View Street
                                       Central, Hong Kong,
                                       Facsimile No.: (852) 2509 0371
                                       Attention:

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]
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                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

             PURCHASER                SHARES        AMOUNT
----------------------------------   ---------   -------------
FIDELITY ASIA VENTURES FUND L.P.       685,071   USD$5,480,568
FIDELITY ASIA PRINCIPALS FUND L.P.      25,547     USD$204,376
----------------------------------   ---------   -------------
Total                                  710,618   USD$5,684,944
----------------------------------   ---------   -------------

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